UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021

 PING IDENTITY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39056	81-2933383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 100, Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

(303)-468-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PING	The New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 1, 2021, the board of directors (the “Board”) of Ping Identity Holding Corp. (the Company”) increased in the size of the Board from nine to ten directors and appointed Paul E. Martin as a member of the Board to fill the resulting vacancy. Mr. Martin will serve as a Class II director until the Company’s 2021 Annual Meeting of Stockholders and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Martin was also appointed to serve on the Audit Committee of the Board.

Paul E. Martin, 62, served as senior vice president and chief information officer for Baxter International Inc. from January 2011 to October 2020, where he had global responsibility for information technology strategy, operations, security, and processes. Previously, Mr. Martin served as chief information officer for Rexam plc (“Rexam”), the U.K. based consumer packaging manufacturing company. During Mr. Martin’s 11 years with Rexam, Mr. Martin served in a variety of key senior management positions, including head of information technology for American National Can Group Inc. (which was acquired by Rexam).  Prior to Rexam, Mr. Martin held information technology leadership positions at the CIT Group Inc., BNSF Railway Company and Frito-Lay, Inc. Mr. Martin was the recipient of the 2020 Chicago CIO of the Year Leadership ORBIE Award. In 2017, he was named to the CIO Hall of Fame by CIO Magazine for IT innovation and business leadership and was recognized in Black Enterprise’s 2017 Most Powerful Executives in Corporate America. In 2014, Mr. Martin was named among the "100 Diverse Corporate Leaders in STEM" by STEMconnector and was previously recognized as a Business Leader of Color by Chicago United. Mr. Martin received a Bachelor’s Degree in Management Information Systems from Western Kentucky University.

In connection with Mr. Martin’s appointment, the Company will enter into its standard form of indemnification agreement with Mr. Martin, the form of which was filed as Exhibit 10.8 to the Company’s Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-1 on August 23, 2019. Mr. Martin was nominated as a director pursuant to the Director Nomination Agreement, dated as of September 23, 2019, by and among the Company, Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF, L.P. and VEP Group, LLC, which was filed as Exhibit 10.1 to the Company’s Current Report filed with the SEC on Form 8-K on September 24, 2019. Mr. Martin was not selected as a director pursuant to any other arrangements or understandings with the Company or with any other person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PING IDENTITY HOLDING CORP.

Date: January 5, 2021	By:	/s/ Lauren Romer
	Name:	Lauren Romer
	Title:	Chief Legal Officer

3